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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-34265 of AmeriPath, Inc. on Form S-1 of our report dated August 15, 1997 on the combined financial statements of CoLab Incorporated Professional Corporation, MicroDiagnostics, P.C. and Anatomical Pathology Services, P.C. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Indianapolis, Indiana

October 1, 1997